UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2006

VALASSIS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10991

DE	38-2760940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

19975 Victor Parkway, Livonia, MI 48152
(Address of principal executive offices, including zip code)

734-591-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

       On December 18, 2006, Valassis Communications, Inc. (the "Company") and ADVO, Inc. ("ADVO") entered into Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger, dated as of July 5, 2006 (the "Merger Agreement"), by and among the Company, ADVO and Michigan Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of the Company. Pursuant to the Amendment, on December 19, 2006, the companies dismissed with prejudice the lawsuit between the parties entitled Valassis Communications, Inc. and Michigan Acquisition Corporation vs. ADVO, Inc. in the Court of Chancery for the State of Delaware.

        Pursuant to the amended Merger Agreement, subject to the terms and conditions therein, at the Effective Time (as defined therein), the Company will acquire all of the outstanding shares of common stock of ADVO for $33.00 in cash per share. Each ADVO stock option outstanding immediately prior to the time of closing of the merger shall become fully vested and each holder thereof shall receive, at the Effective Time, an amount of cash equal to the excess, if any, of $33.00 over the exercise price of such stock option. In the event that the closing of the merger does not occur on or before the later of (i) February 28, 2007 and (ii) the second business day after ADVO's stockholders approve the merger, interest will accrue and become payable, to the extent permitted by applicable law, on the $33.00 per share merger consideration at the rate per annum equal to the sum of (i) the Federal Reserve discount rate as reported from time to time in The Wall Street Journal plus (ii) five hundred (500) basis points, increasing by one hundred (100) basis points at the beginning of each month thereafter (commencing April 1, 2007) from February 28, 2007 until the closing of the merger. As of December 18, 2006, the Federal Reserve discount rate was 6.25%.

        The Company's obligations under the amended Merger Agreement are not conditioned on obtaining financing and there are no conditions to close other than the approval of ADVO's stockholders and the absence of any injunction or other legal restraint to the merger.

        A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement, as amended by the Amendment, is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 10, 2006, and the Amendment. On December 19, 2006, the Company and ADVO issued a joint press release announcing the amendment and settlement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. Please note that the date February 28, 2006 appearing in the second paragraph of the press release should be February 28, 2007.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

Exhibit No.        Description

2.1        Amendment No. 1, dated as of December 18, 2006, to that certain Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc.
99.1    Joint press release of Valassis Communications, Inc. and ADVO, Inc., dated December 19, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: December 20, 2006	By:	/s/ Barry P. Hoffman
Barry P. Hoffman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-2.1
Amendment No. 1, dated as of December 18, 2006, to that certain Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc.

EX-99.1	Joint press release of Valassis Communications, Inc. and ADVO, Inc., dated December 19, 2006